Exhibit 6.43.1

Seller's Counter to the Real Estate Contract Page 1 of 2 Copyright 2021 Arkansas REALTORS ® Association FORM SERIAL NUMBER: The Real Estate Contract (Form Serial Number ), dated (month) March (day) 24 , (year) 2021 , between Buyer, Arrived Holdings Inc , and Seller, , covering the real property known as 3474 W. Tuscan Rd. Fayetteville, AR 72704 (the "Property"), is not accepted in its present form; therefore, the following counter offer is hereby submitted: 5) Seller will not pay any of Buyer's Closing Cost and Prepaid Items 41) Contract to extend to March 27, 2021 at 11:00 PM OTHER TERMS: All other terms as provided in the initial Real Estate Contract are incorporated herein by reference and shall remain exactly as set forth therein, solely except those amended above. RIGHT TO ACCEPT OTHER OFFERS: Seller reserves the right to accept any other offer prior to actual receipt by Listing Firm of an executed and accepted copy of this Seller's Counter to the Real Estate Contract. COUNTERPARTS: This Seller's Counter Offer to the Real Estate Contract may be executed in multiple counterparts each of which shall be regarded as an original hereof but all of which together shall constitute one in the same. Electronic signatures shall be deemed original signatures and shall be binding upon the parties. Page 1 of 2 Serial#: Prepared by:

Seller's Counter to the Copyright 2021 Real Estate Contract Arkansas REALTORS ® Page 2 of 2 Association EXPIRATION OF COUNTER: This Seller's Counter Offer to the Real Estate Contract expires if not accepted on or before (month) March (day) 30 , (year) 2021 , at 5:00 (a.m.) 俸 (p.m.) THIS IS A LEGALLY BINDING AGREEMENT WHEN SIGNED BY THE PARTIES BELOW. READ IT CAREFULLY. YOU MAY EMPLOY AN ATTORNEY TO DRAFT THIS FORM FOR YOU. IF YOU DO NOT UNDERSTAND THE EFFECT OF ANY PART, CONSULT YOUR ATTORNEY BEFORE SIGNING. REAL ESTATE AGENTS CANNOT GIVE YOU LEGAL ADVICE. THE PARTIES SIGNED BELOW WAIVE THEIR RIGHT TO HAVE AN ATTORNEY DRAFT THIS FORM AND HAVE AUTHORIZED THE REAL ESTATE AGENT(S) TO FILL IN THE BLANKS ON THIS FORM. THIS FORM IS PRODUCED AND COPYRIGHTED BY THE ARKANSAS REALTORS ® ASSOCIATION. THE SERIAL NUMBER BELOW IS A UNQUE NUMBER NOT USED ON ANY OTHER FORM. THE SERIAL NUMBER BELOW SHOULD BE AN ORIGINAL PRINTING, NOT MACHINE COPIED, OTHERWISE THE FORM MAY HAVE BEEN ALTERED. DO NOT SIGN THIS FORM IF IT WAS PREPARED AFTER DECEMBER 31, 2021. FORM SERIAL NUMBER: The above Seller's Counter to the Real Estate Contract is executed on (month) (day) , (year) , at (a.m.) (p.m.) 03/27/2021 9:17 PM CDT Listing Firm Signature: Signature: Printed Name: Printed Name: Principal or Executive Broker (AREC License # ) Seller (Broker email: ) Signature: Signature: Printed Name: Printed Name: Listing Agent (AREC License # ) Seller (Agent email: ) (Agent cell number: ) The above Seller's Counter to the Real Estate Contract is executed on (month) (day) , (year) , at (a.m.) (p.m.) 03/29/2021 9:24 AM PDT Selling Firm Signature: Signature: Arrive d Holdings , In c Printed Name: Printed Name: Arrived Holdings, Inc. Principal or Executive Broker Buyer Signature: Signature: Printed Name: Printed Name: Selling Agent Buyer THIS COUNTER WAS REJECTED BY BUYER ON (month) (day) , (year) , at (a.m.) (p.m.) Buyer's Initials Buyer's Initials Page 2 of 2 Serial#: Prepared by: